Exhibit 99.1
April 14, 2008

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                         TOFUTTI ANNOUNCES 2007 RESULTS

         Cranford, New Jersey -- April 14, 2008 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) issued its results for the fifty-two week period ended December 29, 2007 today.

         Net sales for the fifty-two weeks ended December 29, 2007 (fiscal 2007) were $19,150,000, a decrease of $315,000, or 2%, from net sales for the fifty-two weeks ended December 30, 2006 (fiscal 2006).

         The company's efforts to grow its sales in 2007 were negatively impacted by three factors. Tofutti lost a significant amount of business in the second and third quarters of 2007 when the ice cream plant that formerly produced its frozen dessert products shut down unexpectedly at the end of April 2007. The shut down caused inventory shortages of the company's frozen dessert novelties until a new production source was obtained. The company fully restocked its inventory by the middle of the fourth quarter, and the company experienced a growth in fourth quarter revenues compared to the fourth quarter of fiscal 2006. Also impacting sales was the discontinued purchase of one item that generated $400,000 in sales in 2006 by a major customer. Although the sales loss was sizeable, the impact to profitability was not significant since it was not a highly profitable item. Additionally, in view of the new frozen dessert production arrangements, the company discontinued a number of slower moving items whose continued production involved maintaining excess inventory in relationship to the sales level that these items generated.

         The company's gross profit in fiscal 2007 decreased by $58,000, or 1%, due primarily to the decrease in sales while its gross profit percentage remained constant at 29% for fiscal 2007 and fiscal 2006. The gross profit percentage continues to be adversely affected by increased freight expenses due to the high continued high cost of petroleum, and the company expects ingredient costs for certain key items and packaging costs to continue at their current high levels. The company initiated a series of price increases that will become effective in the first and second quarters of 2008, which it believes will help it maintain, or improve, its current gross profit percentage.

         For fiscal 2007, the company reported a decrease in income before income taxes of $330,000 to $799,000 from $1,129,000 in fiscal 2006. Net income for fiscal 2007 decreased to $465,000 ($0.08 per share) compared to $617,000 ($0.11 per share) for fiscal 2006.

         "Our efforts to grow our sales in fiscal 2007 were frustrated by the closure of our key producer of our frozen dessert products. As a result of a lot of effort, we were able to identify a new producer and to move our production to the new site relatively quickly. As a result of these efforts, we were able to increase sales in the fourth quarter and are now at full production. We are once again concentrating on increasing the sales of our flagship products. We believe that our business plan of concentrating on our core business of non-dairy frozen desserts and soy-cheese products will drive the growth in our sales and operating income," said David Mintz, the Company's Chairman and CEO. "We are optimistic that our business plan will result in improved sales and operating income in fiscal 2008."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.

                               TOFUTTI BRANDS INC.
                               -------------------

                            Statements of Operations
                            ------------------------
                    (in thousands, except per share figures)

                                              Fifty-two weeks    Fifty-two weeks
                                               ended 12/29/07     ended 12/30/06
                                               --------------     --------------


Net sales................................         $19,150            $19,465

Cost of sales............................          13,628             13,885
                                                   ------             ------

Gross profit.............................           5,522              5,580

Operating expenses.......................           4,723              4,451
                                                    -----              -----

Income before income taxes ..............             799              1,129

Income taxes.............................             334                512
                                                      ---                ---

Net income ..............................            $465               $617
                                                     ====               ====

Weighted average number of shares
  outstanding:

         Basic...........................           5,620              5,432
                                                    =====              =====

         Diluted.........................           5,884              5,992
                                                    =====              =====

Net income per share:

         Basic...........................           $0.08              $0.11
                                                    =====              =====

         Diluted.........................           $0.08              $0.10
                                                    =====              =====

                               TOFUTTI BRANDS INC.
                               -------------------

                                 Balance Sheets
                                 --------------
                    (in thousands, except per share figures)

                                                                December 29,          December 30,
                                                                    2007                  2006
                                                                ------------          ------------
Assets
Current assets:
     Cash and cash equivalents                                    $1,499                   $289
     Accounts receivable, net of allowance for doubtful
        accounts of $430 and $368, respectively                    1,991                  2,084
     Inventories                                                   1,552                  2,992
     Prepaid expenses                                                 46                      2
     Refundable income taxes                                         770
     Deferred income taxes                                           298                    558
                                                                     ---                    ---
                Total current assets                               6,156                  5,925
                                                                   -----                  -----

Fixed assets (net of accumulated amortization of
     $24 and $19)                                                     24                     29
Other assets                                                          16                     16
                                                                      --                     --
                                                                  $6,199                 $5,970
                                                                  ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                              $ 633                 $  711
     Accrued expenses                                                566                    277
     Accrued officers' compensation                                  500                    500
     Income taxes payable                                             --                    472
                                                                   -----                    ---
                  Total current liabilities                        1,699                  1,960
                                                                   -----                  -----

Commitment and Contingencies
Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                       --                     --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,653,467 shares at December 29, 2007
         and 5,443,467 shares at December 30, 2006                    57                     54
     Additional paid-in capital                                      225                     56
     Retained earnings                                             4,215                  3,900
                                                                   -----                  -----
                 Total stockholders' equity                        4,497                  4,010
                                                                   -----                  -----
                 Total liabilities and stockholders' equity       $6,196                 $5,970
                                                                  ======                 ======
